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                                                                  Exhibit 5.1

April 1, 1998


The Board of Directors of
 InterWest Bancorp, Inc.
275 SE Pioneer Way
Oak Harbor, WA 98277

     Re:  Issuance of Securities by InterWest Bancorp, Inc.

Ladies and Gentlemen:

     We are acting as counsel for InterWest Bancorp, Inc. a Washington bank holding company ("InterWest"), in connection with the registration under the Securities Act of 1933, as amended (the "Act") of up to 2,330,643 shares of common stock of InterWest, $.20 par value per share (the "Shares") to be issued in accordance with (i) the Amended and Restated Agreement and Plan of Merger, dated as of January 15, 1998, between InterWest and Pacific Northwest Bank (the "Pacific Merger Agreement") and (ii) the Agreement and Plan of Merger, dated as of February 4, 1998, among InterWest, InterWest Bank, Pioneer Bancorp, Inc. and Pioneer National Bank (the "Pioneer Merger Agreement"). A Registration Statement on Form S-4 (the "Registration Statement") is being filed under the Act with respect to the offering of the Shares pursuant to the Pacific Merger Agreement and the Pioneer Merger Agreement.

     In connection with the offering of the Shares, we have examined: (i) the Pacific Merger Agreement; (ii) the Pioneer Merger Agreement; (iii) the Registration Statement; and (iv) such other documents as we have deemed necessary to form the opinion expressed below. As to various questions of fact material to such opinion, where relevant facts were not independently established, we have relied upon statements of officers of InterWest or representations and warranties of InterWest contained in the Pacific Merger Agreement and the Pioneer Merger Agreement.

     Based and relying solely upon the foregoing, we advise you that in our opinion, the Shares, or any portion thereof, when issued pursuant to the Pacific Merger Agreement and the Pioneer Merger Agreement, after the Registration Statement has become effective under the Act, will be validly issued under the laws of the State of Washington and will be fully paid and nonassessable.

     Consent is hereby given to the filing of this opinion as an exhibit to the Registration Statement and to the legal reference to this firm under the caption "Certain Legal Matters" as



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InterWest Bancorp, Inc.
April 1, 1998
Page 2


having passed upon the validity of the Shares. In giving this consent, we do not admit that we are experts within the meaning of the Act.


                                  Very truly yours,


                                Graham & Dunn

                                /s/ Graham & Dunn